EXHIBIT 1.A.  (10):  FORM OF APPLICATION FOR THE POLICY


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                 VARIABLE UNIVERSAL LIFE INSURANCE APPLICATION.
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     Name:                                       Former Name (if applicable):



     Address:


     Sex: -- M  -- F         Age:         Date of Birth:         Place of Birth:


     Social Security Number:           Drivers License Number:  State of Issue:



     Height:                              Weight:       Tobacco User: --Yes--No


     Are you a U.S. citizen? --Yes.  --No.  If "No", date of arrival in the U.S.


     Do you have an alien registration receipt "Permanent Visa"? --Yes. --No If "Yes" Permanent Visa #.


     Phone Number: (   )      -- Home. -- Business.         Best Time to Call:
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     Name:                                    Relationship to Proposed Insured:


     Address:


     Social Security Number or Taxpayer ID Number:

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     Note - Unless you specify otherwise, payments will be shared equally by all primary beneficiaries who survive the Insured or, if none, by all contingent beneficiaries who survive the Insured. The right to change the beneficiary is reserved unless otherwise stated.

     Primary Beneficiary(ies):
     Name:            Relationship:                                   SSN:


     Name:            Relationship:                                   SSN:


     Contingent Beneficiary(ies):
     Name:            Relationship:                                   SSN:


     Name:            Relationship:                                   SSN:
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     d.  Have you ever been declined or rated for life insurance?  -- Yes. --No.

     NOTE: IF (A) ANY ANSWERS ABOVE ARE "YES", OR (B) THE PREMIUM IS OVER $100,000, OR (C) THE PROPOSED INSURED IS UNDER AGE 45 OR OVER AGE 80,
     THEN FULL UNDERWRITING IS REQUIRED. AN AUTHORIZED REPRESENTATIVE WILL CONTACT YOU TO COMPLETE PARTS II, III AND IV OF THIS APPLICATION FOR LIFE INSURANCE.

     If the Proposed Insured does not qualify for variable life insurance under this application, shall the Company send the Proposed Insured an application for our Variable Annuity product? ---Yes. --- No.


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     a.  List all Life Insurance now in force.  If none, write "None."  Will the insurance applied for replace or change any existing Life Insurance or Annuities? If "Yes", so indicate below.

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     (Make checks payable to UNITED OF OMAHA LIFE INSURANCE COMPANY)

     Initial Premium. (Note:  Minimum premium of $20,000 required):


     Select your investment portfolio either by allocating your premium among the funds in section 6a (total must equal 100%), or by choosing a Model Portfolio in section 6b. Unless otherwise specified, additional premium payments will be allocated according to this election.

     6a.   ---  Allocate my premium as follows:


     6b.   ---  Allocate my premium to one of the following model portfolios:
            Aggressive.               Moderate.                Conservative.

     6c.  Rebalance my portfolio as indicated in 6a or 6b:  -- Yes. --  No.
          If yes, check how often you would like your portfolio rebalanced:
           --- Quarterly.        ---   Semi-Annually.   ---  Annually.
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     (A minimum  value of $5,000 is  required  in the  subaccount from which transfers will be made at the time of election. No more than 10% can be transferred from the Fixed Account at the time of election).


     Frequency:  -- Monthly.   -- Semi-Annually.   -- Quarterly.   -- Annually.

     Date of Transfer:  --  1st of the Month.     --  15th of the Month.

     Minimum Transfer:  $100 minimum; $50 per Subaccount.
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     Policyowner Telephone Transfer.
     -- I authorize the Company to act on telephone instructions from any owner to transfer account values among subaccounts, subject to the conditions of the prospectus. Neither the Company nor any person authorized by the Company will be responsible for any claim, loss, liability or expense in connection with a telephone transfer if the Company or such person acted on telephone transfer instructions in good
     faith   in   reliance   on   this  authorization.

     Agent Transfer.
     --  I  authorize  under a Limited  Power of  Attorney the agency that signs
     this application to effect exchanges among my  subaccounts,    without  the
     requirement   of  any   further    authorization  or  instructions.   I
     understand  that  this  authorization   shall  continue  to   be  effective
     until  a   written,  signed    revocation  is  receive  by  the  Company.
     Neither   the  Company nor any person   authorized by the Company will  be
     responsible for any claim, loss, liability or expense in connection with action taken in good faith in honoring this Limited Power of Attorney appointment and authorization. Owner's initials ____________. Initial if the Agent Transfer is chosen.
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   I, the undersigned, agree that:

   1. All answers in this application and its supplements, if any: (a) are true and complete to the best of my knowledge and belief; and (b) will be relied on to determine insurability; and (c) which contain any materially incorrect or misleading answer, may void the application effective the issue date. I will inform United of any changes to the answers in my application before I receive the policy.

   2. If the full initial premium is paid and I am eligible for the policy applied for in accordance with the underwriting standards of United of Omaha, the life policy will be in effect from the date of the application.

   3. Except as provided by any Temporary Life Insurance Agreement provided with my Application, the insurance applied for will not take effect until: (a) the policy has been delivered to and accepted by me; (b0 the required first premium has been received during my lifetime; and (c) any amendments issued with the policy have been completed and signed, all while there has been no change in my insurability, according to United's underwriting standards, since the date of the application.

   4. In no event will benefits be paid for the same loss under any Temporary Life Insurance Agreement and any life insurance policy issued from this application.

   5. If the applicant is other than the proposed insured, the policy will be owned by the applicant.

   6. No agent/broker can :(a) waive or change any receipt or policy provision; or (b) agree to issue a policy.

   7.  I have received the Notice of Information Gathering Practices.

   I have: (a) read the Agreements Section and the receipt(s) and (b) read and approved the answers as recorded.


   1. Do you have reason to believe the policy applied for will replace any existing life insurance or annuities?

   2.      Have   you  asked  each  question as written and recorded the answers completely and accurately?

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   10.  Receipt

        ALL CHECKS FOR PREMIUMS MUST BE MADE PAYABLE TO UNITED OF OMAHA.
    DO NOT MAKE CHECKS PAYABLE TO THE AGENT/BROKER OR LEAVE THE PAYEE BLANK.

          TEMPORARY LIFE INSURANCE AGREEMENT AND RECEIPT ("Agreement").

   If any of questions 4a, 4b, 4c or 4d of the application having the same date as this Agreement is answered "Yes", or not answered, or if the Proposed Insured is over age 80, or if the premium is over $100,000, no Agent/Broker of United is authorized to accept money with the application and no coverage will take effect under this Agreement.

   In consideration of the application and payment of $____________________ by the Applicant, receipt of which is hereby acknowledged, United agrees to provide temporary life insurance for the Proposed Insured(s) effective on the date of the application, for a limited period of time, subject to the following conditions and limitations.

   1. If any answer to any of questions 4a, 4b, 4c or 4d is materially incorrect or misleading, then this Agreement is void and never went into effect.

   2. Temporary life insurance under this Agreement will automatically terminate on the earliest of the following dates:
        (a) 90 days from the date of this Agreements,  except in Connecticut; or
        (b) The date that  insurance  takes effect under the policy applied for;
            or
        (c) The date of the letter offering to the Applicant a policy, other than as applied for; or
        (d) The date a policy, other than as applied for, is offered by an Agent/Broker to the Applicant; or
        (e) The date the premium  refund is mailed; or
        (f) The date United mails notice of termination of coverage.

   3. The temporary life insurance provided by this Agreement is subject to the provisions of the policy form applied for; however, no benefits will be paid for:
        (a)  disability; or
        (b) death from suicide while sane or insane (in Missouri, only if suicide was intended at the time of this application and we can prove it was intended); or
        (c) the same loss under both this Agreement and any life policy issued from the application.

   This Agreement does not limit United in applying its underwriting standards to the application nor does this Agreement limit or waive any rights under any life insurance policy issued. If the application is rejected by United, the amount paid with the application will be refunded to the Applicant regardless of whether a claim has been filed or benefits have been paid under this Agreement.

   No change may be made to the terms and conditions of this Agreement by anyone, including the Agent/Broker.

   IF THE PROPOSED INSURED DIES PRIOR TO THE TERMINATION OF THIS AGREEMENT, UNITED WILL PAY THE BENEFICIARY THE FACE AMOUNT APPLIED FOR, BASED ON THE PREMIUM PAID, UP TO A MAXIMUM FACE AMOUNT OF $500,000.

   I have read and received a copy of this Agreement and understand and agree to all of its terms. I verify the above answers are true to the best of my knowledge and belief.

   Signed this day of _______________, 19__, at.



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   To all physicians, medical or dental practitioners, hospitals, clinics, other medical care facilities or other providers of medical or dental care services, insurers, employers and consumer reporting agencies:

   I authorize you to release all medical and nonmedical information about me (the undersigned) or my children to Mutual of Omaha and/or United of Omaha, its reinsurers and any consumer reporting agency acting for them. This authorization includes information about medical history, mental and physical condition, drug and alcohol use, and other personal information such as finances, occupation and general reputation.

   To the Medial Information Bureau, Inc. (MIB):

   I authorize you to release all medical and nonmedical information about me (the undersigned) to Mutual of Omaha and/or United of Omaha and their reinsurers. This authorization includes information about medical history, mental and physical condition, drug and alcohol use, and other personal information.

   Information received will be used to determine insurability. This authorization is valid for 30 months from the date below. A photocopy of this authorization is as valid as the original. I have receive the Notice of Information Gathering Practices, including MIB notices. I will receive a copy of this authorization and any investigative consumer report upon request.

   If an investigative consumer report is prepare, I may request to be interviewed. (Check if an interview is desired). ----

   Name used for medical records.

   Date.